GUIDEWIRE SOFTWARE, INC.
AMENDED AND RESTATED 2020 STOCK PLAN
Notice of Performance-Based Restricted Stock Unit Award

Name of Grantee:	Award Number: ID:
Pursuant to the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan (the “Plan”), this Notice of Performance-Based Restricted Stock Unit Award (the “Notice”) and the terms and conditions set forth in the Performance-Based Restricted Stock Unit Award Agreement (together with the Notice, the “Award Agreement”), Guidewire Software, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed below (an “Award”) to the named Grantee.  Each Restricted Stock Unit shall relate to one share (a “Share”) of Common Stock (the “Stock”) of the Company.

Target No. of Restricted Stock Units Granted:
Grant Date:
Vesting Conditions:	These Restricted Stock Units vest upon the achievement of the associated performance factors and satisfaction of a time-based vesting schedule, at which time the Grantee will receive shares of Guidewire Software, Inc. common stock. The performance factors will be measured as described in the Award Agreement and the time-based vesting will be satisfied in increments on the date(s) shown, subject to Grantee’s continuous employment with the Company through the applicable date(s):

For FY[XX] Final Grant Amount:

Vest Period
Shares
Vesting Date

1
33 1/3%
MM/DD/20[XX]

2
33 1/3%
MM/DD/20[XX+1 Yr]

3
33 1/3%
MM/DD/20[XX+2 Yrs]

For FY[YY] Final Grant Amount:

Vest Period
Shares
Vesting Date

100%
MM/DD/20[YY]
By clicking on the “Accept” button or signing below, the Grantee and the Company agree this Award is granted under, and governed by the terms and conditions of, the Plan and the Award Agreement.

By: Name: Title:	Employee Name Date

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE GUIDEWIRE SOFTWARE, INC.
AMENDED AND RESTATED 2020 STOCK PLAN
Name of Grantee:
Target No. of Restricted Stock Units (“Target Grant Amount”):
Grant Date:
Pursuant to the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan as amended through the date hereof (the “Plan”), Guidewire Software, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock (the “Stock”) of the Company.
1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of Restricted Stock Units. [Subject to any Company leave of absence policy in effect, t] [T]he restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the date that both (A) the time-based vesting condition indicated on the Notice of Performance-Based Restricted Stock Unit Award (the “Time Condition”) and (B) the FY[XX] performance-based vesting factor (the “FY[XX] Performance Factor”) and the FY[YY] performance-based vesting factor (the “FY[YY] Performance Factor” and together with the FY[XX] Performance Factor, the “Performance Factors”), as described below, are satisfied. The date on which both the Time Condition and applicable Performance Factor is satisfied shall be the “Vesting Date”.
After a determination of the Performance Factors have been made, as applicable, the total number of Restricted Stock Units granted to the Grantee (the “Final Grant Amount”) shall be set pursuant to the following formula: 50% Target Grant Amount * FY[XX] Performance Factor (the “FY[XX] Final Grant Amount”) + 50% Target Grant Amount * FY[YY] Performance Factor (the “FY[YY] Final Grant Amount”) = Final Grant Amount. The FY[XX] Performance Factor is dependent on Fiscal Year 20[XX] Annual Recurring Revenue (“FY[XX] ARR”) and the FY[YY] Performance Factor is dependent on Fiscal Year 20[YY] Annual Recurring Revenue ( “FY[YY] ARR”), in each case measured on a constant currency basis using July 31, 20[XX] exchange rates.
If the Company’s FY[XX] ARR is (i) less than $[ __ ] million, then the FY[XX] Performance Factor is 0.0, (ii) equal to $[ __ ] million, then the FY[XX] Performance Factor is equal to 0.50; (iii) greater than $[ __ ] million but less than $[ __ ] million, then the FY[XX] Performance Factor is equal to 0.50 plus the actual amount achieved in excess of $[ __ ] million divided by [ __ ] million multiplied by 50% (iv) equal to $[ __ ] million, then the FY[XX] Performance Factor is equal to 1, (v) greater than $[ __ ] million but less than $[ __ ] million, then the FY[XX] Performance Factor is equal to 1 plus the actual amount achieved in excess of $[__ ] million divided by [ __ ] million multiplied by 50%, and (vi) equal to or greater than $[ __ ] million, then the FY[XX] Performance Factor is equal to 1.5.
If the Company’s FY[YY] ARR is (i) less than $[ __ ] million, then the FY[YY] Performance Factor is 0.0, (ii) equal to $[ __ ] million, then the FY[YY] Performance Factor is equal to 0.50; (iii) greater than $[ __ ] million but less than $[ __ ] million, then the FY[YY] Performance Factor is equal to 0.50 plus the actual amount achieved in excess of $[ __ ] million divided by [ __ ] million multiplied by 50% (iv) equal to $[ __ ] million, then the FY[YY] Performance Factor is equal to 1, (v) greater than $[ __ ] million but less than $[ __ ] million, then the FY[YY] Performance Factor is equal to 1 plus the actual amount achieved in excess of $[ __ ] million divided by [ __ ] million multiplied by 50%, and (vi) equal to or greater than $[ __ ] million, then the FY[YY] Performance Factor is equal to 1.5.
Upon achievement of an FY[XX] Performance Factor greater than 0.0, 33 1/3% of the FY[XX] Final Grant Amount shall vest immediately, subject to satisfaction of the applicable Time Condition, and any remaining portion of the FY[XX] Final Grant Amount shall vest as the applicable Time Condition is satisfied. If an FY[XX] Performance Factor greater than 0.0 is not achieved (meaning the Company’s FY[XX] ARR is less than $[ __ ] million), then 50% of the Target Grant Amount will be forfeited.
Upon achievement of an FY[YY] Performance Factor greater than 0.0, 100% of the FY[YY] Final Grant Amount shall vest immediately, subject to satisfaction of the applicable Time Condition. If an FY[YY] Performance Factor greater than 0.0 is not achieved (meaning the Company’s FY[YY] ARR is less than $[ __ ] million), then 50% of the Target Grant Amount will be forfeited.
In the event that the Company makes any acquisitions during Fiscal Year 20[XX] or Fiscal Year 20[YY], the Administrator shall adjust the FY[XX] Performance Factor and/or FY[YY] Performance Factor, as applicable, (by adjusting the applicable FY[XX] ARR and/or FY[YY] ARR targets) to reflect the impact of such acquisition(s). The Administrator shall adjust the applicable FY[XX] ARR and/or FY[YY] ARR thresholds above to reflect the anticipated, recognizable Annual Recurring Revenue (“ARR”) from the acquired entity or assets for the remainder of Fiscal Year 20[XX] and/or Fiscal Year 20[YY], as applicable, as outlined in the management case presented to the Board on or around the closing of the applicable transaction. For example, if the management case presented to the Board for a given acquisition shows related attributable, recognizable ARR for the remaining portion of Fiscal Year 20[XX] in the amount of $10 million, then each of the threshold, target and maximum FY[XX] ARR amounts shall be adjusted upward by $10 million (in this example, to $[ __ ] million, $[ __ ] million, and $[ __ ] million, respectively).
Notwithstanding anything in this Agreement to the contrary, in the case of a Sale Event, the Restricted Stock Units shall be treated as provided in Section 3(c) of the Plan [provided; however that the Restricted Stock Units shall be subject to any executive agreement by and between the Grantee and the Company, as applicable (as amended from time to time, the “Executive Agreement”). For the avoidance of doubt, with respect to any portion of the Award that has not yet achieved the applicable Performance Factors, “fully accelerated and vested”, as referenced in the Executive Agreement shall mean with respect to the applicable Target Grant Amount].
The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2 in circumstances involving the Grantee’s death or disability.

3.Termination of Employment. Subject to Paragraph 2 above, if the Grantee’s employment with the Company or a Subsidiary terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Tax Withholding. Regardless of any action that the Company, the Grantee’s actual employer or any parent, Subsidiary or affiliate to which the Grantee provides service if the Grantee is a Consultant (collectively, the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, without limitation, the grant, vesting, or settlement of the Restricted Stock Units, the issuance of shares of Stock upon settlement, the subsequent sale of shares of Stock acquired pursuant to such issuance, and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. The Grantee shall not make any claim against the Company or its Board, officers or employees related to Tax-Related Items arising from the Restricted Stock Units or the Grantee’s other compensation. Furthermore, if the Grantee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
        Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    payment by the Grantee to the Company and/or Employer; or
(b)    withholding from the Grantee’s wages or other cash compensation paid to him or her by the Company and/or the Employer; or

(c)    withholding from proceeds of the sale of shares of Stock acquired upon vesting and settlement of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization).
        To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, the Grantee is deemed, for tax purposes, to have been issued the full number of shares subject to the vested Restricted Stock Units, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.
Finally, the Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items..
7.Clawback Acknowledgements.
(a)The Grantee agrees that this Agreement and the Award hereunder are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator and as in effect from time to time, including, without limitation, the Company’s Compensation Recovery Policy, as amended and/or restated from time to time (the “Clawback Policy”) and the Company’s Supplemental Recovery Policy, as amended and/or restated from time to time (the “Supplemental Clawback Policy”); and (ii) applicable law.
(b)In consideration of this Award, the Grantee further agrees that all Incentive-Based Compensation (as defined in the Clawback Policy and Supplemental Clawback Policy, as applicable) received by the Grantee after the Effective Date (as defined in the Clawback Policy and the Supplemental Clawback Policy, as applicable) is subject to recovery pursuant to the Clawback Policy and/or the Supplemental Clawback Policy, as applicable.
(c)The Grantee agrees that the Grantee is not entitled to indemnification for any recovery pursuant to the Clawback Policy and/or the Supplemental Clawback Policy, as applicable, and, to the extent any agreement or organizational document purports to provide otherwise, the Grantee hereby irrevocably agrees to forego such indemnification.
(d)The Grantee agrees to take all required action in a reasonably prompt manner, as applicable, to enable any reduction, cancellation, forfeiture or recoupment of this Award and any other Incentive-Based Compensation in order to enable the enforcement of the Clawback Policy, Supplemental Clawback Policy and applicable law.
(e)The Grantee has received and has had an opportunity to review the Plan, the Clawback Policy and the Supplemental Clawback Policy.
8.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

9.No Obligation to Continue Employment or Other Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s employment or any other Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s employment or any other Service Relationship with the Company or a Subsidiary at any time.
10.Integration. This Agreement [and the Executive Agreement] constitute[s] the entire agreement[s] between the parties with respect to this Award and supersede[s] all prior agreements and discussions between the parties concerning such subject matter.
11.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
12.Notices. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation (or other overnight courier service approved by the Company), with shipping charges prepaid or (iv) the date on which an electronic notification is received. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.